SCHEDULE 7

PROMISSORY NOTE

$500,000 (U.S.) **DUE: August 31, 2017**

FOR VALUE RECEIVED the undersigned promises to pay on or before August 31, 2017 to the order of **Bukit Energy Inc.** of Calgary, Alberta, the sum of Four Hundred and Fifty Thousand United States Dollars (US$500,000) with interest at the rate of Eight and One Half Percent (8.5%) per annum, calculated monthly, not in advance, on the principal amount, such interest to accrue from May ___, 2017 to the date of payment.

All amounts paid hereunder shall, prior to a default by the undersigned, be applied firstly to reduce compound interest and secondly to reduce Principal.

The undersigned hereby waives demand and presentment for payment, notice of non-payment, protest, notice of protest, notice of dishonour, bringing of suit and diligence in taking any action.

This Promissory Note is not a negotiable instrument and shall not be assigned without the prior written consent of the undersigned, which consent shall not be unreasonably withheld.

This Promissory Note shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

IN WITNESS WHEREOF the undersigned has executed this Promissory Note effective the day noted above

DATED at Calgary, Alberta, effective the ________ day of May, 2017.

Bow Energy International Holdings, Inc.

Per:________________________________

Mo Fazil
Chief Executive Officer

MF

ACKNOWLEDGEMENT OF PAYMENT and AMENDMENT

October 12, 2017

This Acknowledgement of Payment is provided by Bukit Energy Inc. ("Bukit") recognizing receipt of payment from Bow Energy Ltd.("Bow") under the terms of the Promissory Note dated May 24, 2017, a copy of which is attached hereto as Appendix "A" (the "Note"), related to the May 16, 2017 Share Purchase Agreement among Bukit, Bukit Energy Asia Pte. Ltd. ("Bukit Asia"), Bukit Energy Asia Resources Pte. Ltd. ("BEAR"), Bow and Bow Energy International Holdings, Inc. (the "SPA").

Bukit does hereby acknowledge receipt as of this date of the amount of US$250,000 (the "Payment') from Bow to be applied against the Note in accordance with its terms. From the Payment US$16,418 shall be applied to satisfy all interest accrued to date under the Note with the balance, US$233,582, to be applied against the Principal owing under the Note.

Bukit hereby agrees that after receipt of the Payment the amount of Principal owing under the Note is US$266,418 (the "Remaining Principal") and, subject to the following, all other terms of the Note remain unchanged and fully enforceable.

For CDN$1.00 and other good and valuable consideration paid by Bow, the receipt of which by Bukit is acknowledged by the execution hereof, Bukit does hereby agree to amend the terms of the Note such that the Due Date for payment of the Remaining Principal and interest owing under the terms of the Note is December 15, 2017.

The terms of the May 24, 2017 Guarantee among Bukit, Bukit Asia, BEAR and Bow, a copy of which is attached hereto as Appendix "B" (the "Guarantee'), remains in full force and effect, subject to the terms herein and the Payment having reduced the "Liabilities", as defined in the Guarantee.

BUKIT ENERGY INC.

Per: ______________________

Timothy England

BOW ENERGY LTD.

Per: ______________________

Mansoor Anjum